Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 978-3000
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES 4th QUARTER EARNINGS

•	Over 1.5 million shares of common stock repurchased to date

•	Additional 3.0 million share repurchase program announced

•	Business diversification underway: loan securitizations in November 2005 and January 2006 totaling $1.1 billion

•	Portfolio restructuring in process; Q4 non-cash impairment charge of $112.0 million

SAN FRANCISCO, CA February 9, 2006 – Luminent Mortgage Capital, Inc. (NYSE: LUM) today reported a net loss for the quarter ended December 31, 2005 of $113.4 million, or $2.79 loss per share, and REIT taxable net income for the quarter ended December 31, 2005 of $0.4 million, or $0.01 per share. REIT taxable net income is the basis upon which Luminent determines its dividends to stockholders. The difference between GAAP net loss and REIT taxable net income primarily relates to the non-cash impairment charge on mortgage-backed securities, as well as the timing of the recognition of realized gains or losses on derivative contracts used in Luminent’s liability management strategy. For the year ended December 31, 2005, the net loss was $83.0 million, or $2.13 loss per share, and REIT taxable net income was $31.3 million, or $0.77 per share.

Luminent declared a fourth quarter dividend of $0.03 per share which was paid on January 31, 2006 to stockholders of record on December 30, 2005.

On January 3, 2006, Luminent announced its intention to reposition its assets in order to improve profitability and dividend paying capacity by investing in higher yielding assets, such as prime quality residential mortgage loans and mortgage bonds rated AA and below. In conjunction with the decision to reposition the portfolio, Luminent recorded a $112.0 million non-cash impairment charge during the fourth quarter of 2005. At September 30, 2005, $99.6 million of this non-cash impairment charge had been recorded in accumulated other comprehensive loss on Luminent’s consolidated balance sheet.

“We have accelerated the repositioning of our portfolio due to the persistence of yield curve flattening and ongoing increases in short-term rates,” said Gail P. Seneca, Chairman of the Board and Chief Executive Officer. “We expect our business diversification will meaningfully improve earnings and dividend prospects for 2006 and beyond. We are pleased that our portfolio diversification into residential mortgage credit is achieving our target returns in the low teens. We will continue to redeploy capital into this business to increase yields, reduce sensitivity to interest rates and provide stable and growing dividends.”

At December 31, 2005, the composition of our $4.9 billion in mortgage assets was as follows: 59.4% agency short duration hybrid and ARM securities, 24.7% AAA-rated short duration hybrid securities, 10.4% prime quality securitized whole loans and 5.5% in credit sensitive securities with a weighted-average credit rating of BBB.

At December 31, 2005, the weighted-average coupon of our total mortgage assets was 4.62%. For the fourth quarter of 2005, our weighted-average yield on average total earning assets was 4.07%. Total liabilities, including repurchase agreements, mortgage-backed notes and junior subordinated notes, were $4.5 billion. Our cost of liabilities for the fourth quarter of 2005 was 4.00%.

The principal payment rate on our mortgage-backed securities portfolio, the annual rate of principal paydowns relative to the outstanding balance of our mortgage-backed securities, was 28% for the quarter. Premium amortization for the quarter was $0.16 per share. After the fourth quarter charge, the weighted-average amortized cost of Luminent’s mortgage-backed securities was 98.3% of face amount, excluding residual interests which were purchased at deep discounts. Because our mortgage-backed securities portfolio cost is at a discount, there will be no premium amortization expense, and we will accrete this discount into income going forward.

Luminent’s book value at December 31, 2005 was $396.3 million, or $9.76 per share. The book value at December 31, 2005 includes the impact of the cash distribution of $0.03 per share for the fourth quarter.

Leverage, defined as total liabilities divided by total stockholders’ equity, at December 31, 2005 was 11.4 times.

During the quarter, Luminent actively pursued its business diversification into prime quality residential mortgage credit. Details of Luminent’s first securitization of $520.5 million loans are available on Bloomberg under LUM-2005-1. Luminent’s second securitization of $576.1 million of loans closed on January 26, 2006. Details are available on Bloomberg under LUM 2006-1.

In November 2005, Luminent announced a share repurchase program permitting the Company to acquire up to 2,000,000 shares of its common stock. To date, Luminent has repurchased 1,501,750 shares. Today, Luminent announced the initiation of an additional share repurchase program to acquire an incremental 3,000,000 shares. Luminent will, at its discretion, purchase shares at prevailing prices through open market transactions subject to the provisions of SEC Rule 10b-18 and in privately negotiated transactions.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the residential housing market. Luminent’s website can be found at www.luminentcapital.com.

Luminent will hold a fourth quarter 2005 earnings conference call on Thursday, February 9, 2006 at 10:00 a.m. PST. The dial-in number is 1-866-770-7125 and the passcode is 42326859. A replay of the call will be available through February 16, 2006. The replay number is 1-888-286-8010 and the passcode is 22012085. The call will be webcast and can be accessed at Luminent’s website at www.luminentcapital.com or through CCBN’s individual investor center at www.fulldisclosure.com. A webcast replay will be archived for one year on the Event Calendar page at .

The international dial-in number is 1-617-213-8066 and the passcode is 42326859. The international replay number is 1-617-801-6888 and the passcode is 22012085.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that our recently adopted business strategy to purchase mortgage loans for securitization may not be successful, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

		December 31,		December 31,
(in thousands, except share and per share amounts)		2005		2004
Assets:
Cash and cash equivalents	$	11,466	$	10,581
Restricted cash		794		—
Mortgage-backed securities available-for-sale, at fair value		219,148		186,351
Mortgage-backed securities available-for-sale, pledged as collateral, at fair value		4,140,455		4,641,604
Loans held-for-investment		507,177		—
Interest receivable		21,543		18,861
Principal receivable		13,645		13,426
Derivative contracts, at fair value		10,720		7,900
Other assets		8,523		1,105

Total assets	$	4,933,471	$	4,879,828

Liabilities:
Repurchase agreements	$	3,928,505	$	4,436,456
Mortgage-backed notes		486,302		—
Junior subordinated notes		92,788		—
Margin debt		3,548		—
Derivative contracts, at fair value		—		1,073
Cash distributions payable		1,218		15,959
Accrued interest expense		21,123		17,333
Management compensation payable, incentive compensation payable, and other related party liabilities		1,282		2,952
Accounts payable and accrued expenses		2,384		552
Total liabilities		4,537,150		4,474,325

Stockholders’ Equity:
Preferred stock, par value $0.001:
10,000,000 shares authorized; no shares issued and outstanding at December 31, 2005 and December 31, 2004		—		—
Common stock, par value $0.001:
100,000,000 shares authorized; 40,587,245 and 37,113,011 shares issued and
outstanding at December 31, 2005 and December 31, 2004, respectively		41		37
Additional paid-in capital		514,307		478,457
Deferred compensation		(2,366)		(2,207)
Accumulated other comprehensive income (loss)		7,076		(61,368)
Accumulated distributions in excess of accumulated earnings		(122,737)		(9,416)
Total stockholders’ equity		396,321		405,503

Total liabilities and stockholders’ equity	$	4,933,471	$	4,879,828

LUMINENT MORTGAGE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended	For the Year Ended	For the Year Ended
(in thousands, except share and per share amounts)	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues:

Net interest income:
Interest income	$50,097	$42,071	$181,421	$123,754
Interest expense	46,623	22,467	137,501	55,116

Net interest income	3,474	19,604	43,920	68,638
Other Income (Expenses):
Other income (expense)	(497)	1,070	(808)	1,070
Impairment losses on mortgage-backed securities	(112,008)	—	(112,008)	—
Losses on sales of mortgage-backed securities	—	—	(69)	—

Other income (expense)	(112,505)	1,070	(112,885)	1,070

Expenses:
Management fee expense to related party	939	1,097	4,193	4,066
Incentive compensation expense to related parties	122	1,452	1,250	4,915
Salaries and benefits	1,296	275	2,998	593
Professional services	637	512	2,225	1,348
Board of directors expense	122	78	473	249
Insurance expense	141	137	556	631
Custody expense	96	109	415	383
Other general and administrative expenses	979	150	1,916	411

Total expenses	4,332	3,810	14,026	12,596

Net income (loss)	$(113,363)	$16,864	$(82,991)	$57,112

Net income (loss) per share – basic	$(2.79)	$0.46	$(2.13)	$1.68

Net income (loss) per share – diluted	$(2.79)	$0.46	$(2.13)	$1.68

Weighted-average number of shares outstanding – basic	40,578,516	36,814,000	39,007,953	33,895,967

Weighted-average number of shares outstanding – diluted	40,578,516	36,928,978	39,007,953	33,947,414

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION

(Unaudited)

The following table summarizes Luminent’s mortgage-backed securities classified as available-for-sale at December 31, 2005, which are carried at fair value:

	Adjustable-	Hybrid			Total
	Rate	Adjustable-Rate	Balloon Maturity		Mortgage- Backed
	Securities	Securities	Securities	Other Securities	Securities
(in thousands)
Amortized cost	$65,981	$3,978,669	$48,852	$270,421	$4,363,923
Unrealized gains	—	29	—	8,328	8,357
Unrealized losses	—	—	—	(12,677)	(12,677)

Fair value	$65,981	$3,978,698	$48,852	$266,072	$4,359,603

% of total	1.5%	91.3%	1.1%	6.1%	100.0%

The following table summarizes Luminent’s mortgage-backed securities at December 31, 2005, according to their estimated weighted-average life classifications:

			Weighted-Average
Weighted-Average Life	Fair Value	Amortized Cost	Coupon
(in thousands)
Less than one year	$690,568	$690,539	4.51%
Greater than one year and less than five years	3,489,302	3,489,179	4.35
Greater than five years	179,733	184,205	6.15

Total	$4,359,603	$4,363,923	4.46%

The following table summarizes key metrics of Luminent’s loans held-for-investment at December 31, 2005:

Unpaid principal balance	$506,498,203
Number of loans	1,163
Average loan balance	$435,510
Weighted-average coupon rate	6.09%
Weighted-average lifetime mortgage rate	11.31%
Weighted-average original term, in months	360
Weighted-average remaining term, in months	357
Weighted-average loan-to-value ratio (LTV)	75.1%
Weighted-average FICO score	712
Top five geographic concentrations (% exposure)
California	38.9%
Virginia	11.1%
Florida	8.5%
Arizona	6.2%
Maryland	5.4%
Occupancy status
Owner occupied	88.8%
Second home	4.9%
Investor	6.3%
Property type
Single-family	87.0%
Condominium	9.7%
Other residential	3.3%

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION – (Continued)

(Unaudited)

At December 31, 2005, Luminent’s repurchase agreements had remaining maturities as summarized below:

	Overnight	Between	Between	Between
	(1 day or	2 and 30	31 and 90	91 and 237
	less)	days	days	days	Total
Repurchase agreement liabilities	—	$1,917,214	$929,023	$1,082,268	$3,928,505

Weighted-average interest rate of

repurchase agreement liabilities	—	4.29%	4.47%	3.99%	4.25%

Interest expense for the three months and year ended December 31, 2005 was calculated as follows:

	For the
	Three Months		For the
	Ended	Percentage	Year Ended	Percentage
	December 31,	of Average	December 31,	of Average
	2005	Liabilities	2005	Liabilities
(in thousands)
Interest expense on repurchase agreement liabilities	$41,211	3.53%	$138,076	3.08%
Interest expense on mortgage-backed notes	3,719	0.32	3,719	0.08
Interest expense on warehouse lending facilities	922	0.08	1,507	0.03
Interest expense on junior subordinated notes	1,172	0.10	3,411	0.08
Net hedge ineffectiveness losses on futures and interest rate swap contracts	301	0.03	258	0.01
Amortization of net realized gains on futures contracts	(20)	nm	(1,415)	(0.03)
Net interest income on interest rate swap contracts	(698)	(0.06)	(8,093)	(0.18)
Other	16	nm	38	nm

Total interest expense	$46,623	4.00%	$137,501	3.07%

nm = not meaningful

Average repurchase agreement liabilities, mortgage-backed notes, warehouse lending facilities and junior subordinated notes during the three months and the year ended December 31, 2005 were $4.6 billion and $4.4 billion, respectively.

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION – (Continued)

(Unaudited)

Interest expense for the three months and the year ended December 31, 2004 was calculated as follows:

		Percentage		Percentage
	For the Three	of Average	For the	of Average
	Months Ended	Repurchase	Year Ended	Repurchase
	December 31,	Agreement	December 31,	Agreement
	2004	Liabilities	2004	Liabilities
(in thousands)
Interest expense on repurchase agreement liabilities	$24,116	2.16%	$56,309	1.60%
Net hedge ineffectiveness gains on futures and
interest rate swap contracts	(528)	(0.05)	(2,268)	(0.06)
Amortization of net realized gains on futures contracts	(2,531)	(0.23)	(2,803)	(0.08)
Net interest expense on interest rate swap contracts	1,308	0.12	3,720	0.11
Other	102	nm	158	nm
Total interest expense	$22,467	2.01%	$55,116	1.57%

nm = not meaningful

Average repurchase agreement liabilities during the three months and the year ended December 31, 2004 were $4.4 billion and $3.5 billion, respectively.

REIT taxable net income (loss) is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. The following table reconciles GAAP net income (loss) to REIT taxable net income (loss) for the three months and the years ended December 31, 2005 and 2004:

	For the Three Months Ended December 31,		For the Year Ended	December 31,
(in thousands)	2005	2004	2005	2004
GAAP net income (loss)	$(113,363)	$16,864	$(82,991)	$57,112
Adjustments to GAAP net income (loss):
Amortization of organizational costs	(9)	(9)	(33)	(33)
Add back stock compensation expense for unvested stock
options	—	1	2	5
Add back stock compensation expense for unvested restricted
stock	224	595	1,594	1,494
Subtract stock compensation expense for vested restricted stock	(279)	—	(910)	—
Subtract taxable REIT subsidiary activities, net	(8)	—	(38)	—
Add back (subtract) net hedge ineffectiveness (gains)/losses on futures and interest rate swap contracts	301	(528)	114	(308)
Subtract dividend equivalent rights on restricted stock	(14)	(126)	(376)	(255)
Subtract amortization of net realized gains on futures contracts	(20)	(2,530)	(1,415)	—
Add back net losses on sales of mortgage-backed securities	—	—	69	—
Add back realized and unrealized losses on other derivative instruments	503	—	810	—
Add back impairment losses on mortgage-backed securities	112,008	—	112,008	—
Add back net realized gains on futures contracts	1,080	1,577	2,480	1,410

Net adjustments to GAAP net income (loss)	113,786	(1,020)	114,305	2,313

REIT taxable net income	$423	$15,844	$31,314	$59,425

LUMINENT MORTGAGE CAPITAL, INC.

ADDITIONAL FINANCIAL INFORMATION – (Continued)

(Unaudited)

Undistributed REIT taxable net income for the three months and the years ended December 31, 2005 and 2004:

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share data)	2005	2004	2005	2004
Undistributed REIT taxable net income, beginning of period	$3,935	$1,780	$1,794	$281
REIT taxable net income during period	423	15,844	31,314	59,425
Distributions declared during period, net of dividend equivalent rights on restricted common stock	(1,204)	(15,830)	(29,954)	(57,912)

Undistributed REIT taxable net income, end of period	$3,154	$1,794	$3,154	$1,794

Cash distributions per share declared during period	$0.03	$0.43	$0.77	$1.71

Percentage of REIT taxable net income distributed	nm	99.9%	95.7%	97.5%

nm = not meaningful

We believe that these presentations of our REIT taxable net income are useful to investors because they are directly related to the distributions we are required to make in order to retain our REIT status. REIT taxable net income entails certain limitations, and by itself it is an incomplete measure of our financial performance over any period. As a result, our REIT taxable net income should be considered in addition to, and not as a substitute for, our GAAP-based net income as a measure of our financial performance.